     PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario M5R 2E3

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
416-960-9000
dgranato@mdc-partners.com

MDC PARTNERS INC. ANNOUNCES FINANCIAL RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2005

TORONTO, Ontario (May 10, 2005) – MDC Partners Inc. (“MDC Partners”) today announced its financial results for the three months ended March 31, 2005.

Consolidated revenues for the quarter were $92.4 million, an increase of 35% compared to $68.4 million in the same period of 2004. Operating loss was $1.4 million versus a loss of $4.3 million reported in the first quarter of 2004. Net loss from continuing operations for the three months ended March 31, 2005 was $3.8 million versus income from continuing operations of $9.9 million for the same period in 2004. The first quarter 2005 net loss from continuing operations included a pre-tax net gain on an asset sale of $0.1 million, compared to a pre-tax net gain on asset sales and settlement of debt of $16.3 million in the first quarter of 2004. Excluding the impact of these gains, the pre-tax loss from operations was $2.4 million in Q1 2005 versus a pre-tax loss of $6.5 million in Q1 2004.

Diluted loss per share from continuing operations for the first quarter of 2005 was ($0.17), compared to diluted earnings per share of $0.47 reported last year.

“We are enthusiastic about the strong double digit organic revenue growth our businesses delivered in the quarter,” said Miles S. Nadal, Chairman, CEO & President of MDC Partners.

Assuming that 100% of the results of operations of those entities which are required to be equity accounted for under US GAAP have been combined on a line by line basis with the other consolidated businesses, Marketing Communications’ combined revenue was $81.7 million for the first quarter of 2005 compared to $62.8 million in 2004, representing a year-over-year increase of $18.9 million, or 30%. This revenue growth is primarily the result of the acquisition of several businesses by the Company.

Combined operating profit of Marketing Communications for the first quarter of 2005 declined by approximately 37% to $5.6 million from $8.9 million.

Revenues recorded by Secure Products International for the first quarter of 2005 were $17.2 million, representing a decrease of $0.9 million, or 5%, compared to 2004. The decrease was primarily due to the decrease in volumes from existing clients at Ashton-Potter, Metaca and Mercury. The Secure Products International Group posted an operating loss of $0.6 million, compared with a profit of $0.3 million in 2004.

“As in the past, the first quarter represents the smallest quarterly contribution to annual revenue and profit. We remain confident in our full year plan for 2005,” said Steven Berns, Vice Chairman and Executive Vice President.

Subsequent to the first quarter, on April 1, 2005, the Company acquired 61.6% of Zyman Group for $64.5 million in stock and cash. The results for Zyman Group are not included in the first quarter results being reported by the Company. These results will be consolidated beginning on April 1.

The Company will provide significant additional details on its business results on its conference call (see details below).

Conference Call

Management will host a conference call today at 8:30 a.m. (EST) to discuss the results and will be accessible by dialing Toll Free 1-800-218-8862. An investor presentation has been posted to our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services, and secure transaction products and services, to clients in the North America, Europe, Australia and Latin America. Through its partnership of entrepreneurial firms, its Marketing Communications Group provides advertising and specialized communication services to leading brands. The Secure Products Group provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps. MDC Partners Class A shares are publicly traded on the Toronto Stock Exchange under the symbol “MDZ.SV.A” and on the NASDAQ under the symbol “MDCAE” (expected to revert back to MDCA upon the filing of the 2004 Form 10-K/A).

Definition of Combined Results

We believe that discussing “Combined” results provides a better understanding of our results of operation because it allows for a more meaningful analysis of the financial results of our underlying business operations. For purposes of this release, except as otherwise indicated, 100% of the results of operations of those material entities which are required to be equity accounted for under US GAAP have been combined on a line by line basis with the other consolidated businesses of the Marketing Communications operating segment, and this alternative presentation of operating results has been described as “Combined”. These “Combined” results do not constitute a financial measure prepared in accordance with US GAAP and, therefore, may not be comparable to similarly titled measures presented by other publicly traded companies, nor should they be construed as an alternative to other titled measures determined in accordance with US GAAP. A reconciliation of “Combined” results of operations of the Marketing Communications operating segment to the US GAAP reported results of operations has been provided by the Company in the tables included in this release.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding the financial and strategic impact of acquiring the Zyman Group, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

  risks associated with effects of national and regional economic conditions;
  the Company’s ability to attract new clients and retain existing clients;
  the financial success of the Company’s clients;
  the Company’s ability to remain in compliance with its credit facility;
  risks arising from potential material weaknesses in internal control over financial reporting;
  the Company’s ability to retain and attract key employees;
  the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
  foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FIRST QUARTER 2005 AND 2004
(US$ in 000s, except share and per share amounts)

	Combined*		US GAAP

For the three months ended March 31,	2005	2004	2005	2004

Revenue	$98,854	$80,847	$92,381	$68,373

Operating Expenses
Cost of services sold	52,125	42,527	47,665	36,535
Cost of products sold	10,883	11,175	10,883	11,175
Stock-based compensation	1,027	6,059	992	6,059
Office and general expenses	31,183	18,075	29,678	16,570
Depreciation and amortization	4,670	2,560	4,515	2,370

	99,888	80,396	93,733	72,709

Operating Profit (Loss)	(1,034)	451	(1,352)	(4,336)

Other Income (Expense)
Gain (loss) on sale of assets and settlement of debt	57	16,322	57	16,322
Foreign exchange	180	170	180	170
Interest expense, net	(1,234)	(2,381)	(1,274)	(2,338)

Income Before Income Taxes	(2,031)	14,562	(2,389)	9,818

Income Taxes	(805)	1,077	(971)	197

Income After Income Taxes	(1,226)	13,485	(1,418)	9,621
Equity in Affiliates	54	83	184	1,541
Minority Interests	(2,611)	(3,703)	(2,549)	(1,297)

Net Income (Loss) From Continuing Operations	(3,783)	9,865	(3,783)	9,865
Loss from Discontinued Operations	-	(1,400)	-	(1,400)

Net Income (Loss)	$(3,783)	$8,465	$(3,783)	$8,465

Earnings (Loss) Per Share
Basic
Continuing Operations	$(0.17)	$0.52	$(0.17)	$0.52
Discontinued Operations	-	(0.07)	-	(0.07)

Net Income (Loss)	$(0.17)	$0.45	$(0.17)	$0.45

Diluted
Continuing Operations	$(0.17)	$0.47	$(0.17)	$0.47
Discontinued Operations	-	(0.06)	-	(0.06)

Net Income (Loss)	$(0.17)	$0.41	$(0.17)	$0.41

Weighted average shares outstanding during the period
Basic	22,207,229	18,918,608	22,207,229	18,918,608
Diluted	22,207,229	22,469,320	22,207,229	22,469,320

*	Combined results consolidate affiliates of the Marketing Communications Division that are equity accounted for under US GAAP.

**	Comparative figures have been restated to conform with the current period presentation with respect to discontinued operations.

MDC PARTNERS INC.
SEGMENTED INFORMATION - BY OPERATING DIVISION

	Combined*		US GAAP

For the three months ended March 31,	2005	2004	2005	2004

Marketing Communications
Revenue	$81,683	$62,810	$75,210	$50,336
Operating Profit	5,603	8,946	5,285	4,159
EBITDA	6,635	7,159	6,189	4,588
Secure Products International
Revenue	$17,171	$18,037	$17,171	$18,037
Operating Profit	(579)	310	(579)	310
EBITDA	484	985	484	985
Corporate and Other
Revenue	$-	$-	$-	$-
Operating Profit	(6,058)	(8,805)	(6,058)	(8,805)
EBITDA	(5,067)	(2,777)	(5,067)	(2,777)

*	Combined results consolidate affiliates of the Marketing Communications Division that are equity accounted for under US GAAP.

**	Comparative figures have been restated to conform with the current period presentation with respect to discontinued operations.

MDC PARTNERS INC.
RECONCILIATION OF EBITDA* TO OPERATING PROFIT
(US$ in 000s)

For the Three Months March 31, 2005

	Combined			As Reported Under US GAAP

		Less:		Secure
	Marketing	Equity	Marketing	Products	Corporate &
	Communications	Affiliates	Communications	International	Other	Total

Operating Profit (Loss) as Reported	$5,603	$318	$5,285	$(579)	$(6,058)	$ (1,352)

Add:
Depreciation and amortization	3,573	155	3,418	1,063	34	4,515
Stock-based compensation	70	35	35	-	957	992

	9,246	508	8,738	484	(5,067)	4,155

Less: Minority Interests	(2,611)	(62)	(2,549)	-	-	(2,549)

EBITDA*	$6,635	$446	$6,189	$484	$(5,067)	$ 1,606

* EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF EBITDA* TO OPERATING PROFIT
(US$ in 000s)

For the Three Months March 31, 2004

	Combined			As Reported Under US GAAP

		Less:		Secure
	Marketing	Equity	Marketing	Products	Corporate &
	Communications	Affiliates	Communications	International	Other	Total

Operating Profit (Loss) as Reported	$8,946	$4,787	$4,159	$310	$(8,805)	$ (4,336)

Add:
Depreciation and amortization	1,859	190	1,669	675	26	2,370
Stock-based compensation	57	-	57	-	6,002	6,059

	10,862	4,977	5,885	985	(2,777)	4,093

Less: Minority Interests	(3,703)	(2,406)	(1,297)	-	-	(1,297)

EBITDA*	$7,159	$2,571	$4,588	$985	$(2,777)	$ 2,796

* EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2005	2004

Assets
Cash and cash equivalents	$8,978	$22,673
Accounts receivable, net	112,969	111,399
Expenditures billable to clients	7,872	8,296
Inventories	9,633	10,792
Prepaid expenses	4,116	3,036
Other current assets	1,210	813

Current Assets	144,778	157,009

Fixed Assets, net	54,431	55,365
Investment in Affiliates	10,580	10,771
Goodwill	146,442	146,494
Other Intangible Assets, net	45,724	47,273
Deferred Tax Assets	14,017	12,883
Assets of Held for Sale	100	622
Other Assets	7,199	7,438

Total Assets	$423,271	$437,855

Liabilities and Shareholders' Equity
Bank debt	$10,252	$6,026
Accounts payable	61,553	77,425
Accrued and other liabilities	48,959	58,347
Advance billings, net	50,293	46,090
Current portion of long term debt	3,137	3,218
Deferred acquisition consideration	1,771	1,775

Current Liabilities	175,965	192,881

Long Term Debt	56,964	50,320
Liabilities Related to Assets Held for Sale	653	867
Other Liabilities	4,000	4,857
Deferred Tax Liabilities	854	854

	238,436	249,779

Minority Interests	45,112	45,052

Shareholders' Equity
Common stock	164,065	164,065
Share Capital to be Issued	3,909	3,909
Additional Paid in Capital	18,140	17,113
Deficit	(48,866)	(45,083)
Accumulated other comprehensive income	2,475	3,020

	139,723	143,024

Total Liabilities and Shareholders' Equity	$423,271	$437,855